Exhibit 99.1

Sequential Brands Group Announces Third Quarter 2014 Results

• Q3 Revenue increased 65% to $10.0 million vs. $6.1 million in the prior year quarter

• Q3 Adjusted EBITDA increased 60% to $6.1 million vs. $3.8 million in the prior year quarter

• Year-to-date Revenue of $23.3 million vs. $12.0 million in the prior year period

• Year-to-date Adjusted EBITDA of $12.9 million vs. $5.1 million in the prior year period

• Initiating 2015 Revenue Guidance of $61 - $64 million and Adjusted EBITDA Guidance of $38 - $40 million

NEW YORK, November 6, 2014 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (Nasdaq: SQBG) ("Sequential" or the "Company") today announced financial results for the third quarter ended September 30, 2014.

Total revenue for the third quarter ended September 30, 2014 increased to approximately $10.0 million, compared to approximately $6.1 million in the prior year quarter. Adjusted EBITDA for the third quarter increased to approximately $6.1 million, compared to approximately $3.8 million in the prior year quarter. Non-GAAP net income for the quarter was approximately $2.0 million, or $0.06 per share, compared to approximately $2.0 million, or $0.08 per share, in the prior year quarter. GAAP net income for the quarter was approximately $2.6 million, or $0.08 per share, compared to a net loss of approximately ($1.2) million, or ($0.05) per share, in the prior year quarter.

Total revenue for the nine months ended September 30, 2014 increased to approximately $23.3 million, compared to approximately $12.0 million in the prior year period. Adjusted EBITDA for the nine months ended September 30, 2014 was approximately $12.9 million, compared to approximately $5.1 million in the prior year period. Non-GAAP net income for the nine months ended September 30, 2014 was approximately $3.9 million, or $0.13 per share, compared to approximately $1.4 million, or $0.09 per share, for the prior year period. GAAP net income for the nine months ended September 30, 2014 was approximately $2.8 million, or $0.10 per share, compared to a net loss of approximately ($22.0) million, or ($1.43) per share, for the prior year period.

Yehuda Shmidman, Sequential's Chief Executive Officer, commented, “We are pleased with our strong third quarter results that were driven by substantial increases in both revenue and adjusted EBITDA. Sequential has grown to become one of the largest and fastest growing pure-play brand licensing companies in the world, and we believe we are well positioned to execute our three year plan of achieving $100 million in annual revenue and $70 million in annual adjusted EBITDA.”

Financial Update:

For the Fiscal Year 2014, the Company projects revenue of $36 - $40 million operating at an Adjusted EBITDA margin of 55% to 60%.

For the Fiscal Year 2015, the Company is initially projecting revenue of $61 - $64 million and Adjusted EBITDA of $38 - $40 million.

The Company has approximately $200 million of future aggregate contractual guaranteed minimum royalties remaining under its current license agreements as of October 1, 2014 (excluding renewals), of which approximately $45 million relate to Fiscal Year 2015.

Consistent with the Company's 2013 and 2014 results, revenue for 2015 is expected to be weighted to the third and fourth quarter due to seasonality in the businesses of many of the licensees.

Investor Conference and Webcast:

Management will provide further commentary on the Company's financial results via a conference call beginning at approximately 10:00am EST today. To join the conference call, please dial (760) 666-3775 or visit the investor relations page on the Company's website at www.sequentialbrandsgroup.com.

2014 GAAP and Non-GAAP Taxes:

Although GAAP pre-tax income was negative in the third quarter and is expected to be minimal for the year, the Company is expecting to record approximately $2.8 million of taxes for the year (of which $2.5 million is expected to be non-cash).  The Company believes this is an anomaly, and in future years the Company’s tax rate will be approximately 35%. Therefore, the non-GAAP tables below demonstrate the current financials inclusive of a normalized tax rate of 35%.

Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. A reconciliation of these non-GAAP measures to their nearest comparable GAAP measure is included in the tables following this press release. As described more fully below, we believe the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating our financial condition and results of operations. The non-GAAP financial measures disclosed should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently includes Avia®, AND1®, Ellen Tracy®, William Rast®, Revo®, Caribbean Joe®, Heelys®, DVS®, The Franklin Mint®, Nevados®, People's Liberation® and Linens ‘N Things®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company’s actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," “forecasts,” “projects,” “aims,” “targets,” "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); (ii) general economic, market, or business conditions; (iii) changes in the Company’s competitive position or competitive actions by other companies; (iv) the Company’s ability to maintain strong relationships with its licensees and retail partners; (v) the Company’s ability to retain key personnel; (vi) the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; (vii) the Company’s ability to successfully attract new brands; (viii) the Company’s ability to identify suitable targets for acquisitions; (ix) the Company’s ability to obtain financing for the acquisitions on commercially reasonable terms; (x) the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (xi) the Company's ability to integrate successfully the new acquisitions into its ongoing business; (xii) the Company’s ability to achieve the anticipated results of these and other potential acquisitions; (xiii) the Company's largest stockholders control a significant percentage of the Company's common stock and appointed two members to the Company's board of directors, which may enable them to exert influence over corporate transactions and matters affecting the rights of the Company's stockholders; (xiv) the Company's ability to comply with government regulations; (xv) changes in laws or regulations or policies of federal and state regulators and agencies; and (xvi) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Sequential Brands Group

Gary Klein, Chief Financial Officer

646-564-2577

gklein@sbg-ny.com

ICR

Rachel Schacter/John Rouleau

203-682-8200

Rachel.schacter@icrinc.com

Condensed Consolidated Income Statements:

(in thousands, except earnings per share data)
	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net revenue	$10,000	$6,066	$23,265	$12,042
Operating expenses	11,015	4,487	21,200	12,146
(Loss) income from operations	(1,015)	1,579	2,065	(104)
Other income	4	332	5	439
Interest expense	3,859	1,309	6,361	14,262
(Loss) income before income taxes	(4,870)	602	(4,291)	(13,927)
(Benefit) provision for income taxes	(7,603)	466	(7,357)	2,730
Income (loss) from continuing operations	2,733	136	3,066	(16,657)
Loss from discontinued operations:
Loss from discontinued operations of wholesale business, net of tax	0	(1,295)	0	(5,261)
Loss from discontinued operations, net of tax	0	(1,295)	0	(5,261)
Consolidated net income (loss)	2,733	(1,159)	3,066	(21,918)
Net income attributable to noncontrolling interest	(88)	(57)	(285)	(111)
Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$2,645	$(1,216)	$2,781	$(22,029)

Basic earnings (loss) per share:
Continuing operations	$0.08	$0.01	$0.10	$(1.09)
Discontinued operations	-	(0.06)	-	(0.34)
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.08	$(0.05)	$0.10	$(1.43)
Basic weighted average common shares outstanding	31,742,991	22,411,007	27,213,730	15,387,689

Diluted earnings (loss) per share:
Continuing operations	$0.08	$0.00	$0.10	$(1.09)
Discontinued operations	-	(0.05)	-	(0.34)
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.08	$(0.05)	$0.10	$(1.43)
Diluted weighted average common shares outstanding	33,721,877	23,659,759	29,047,880	15,387,689

Select Balance Sheet Items:

(in thousands)	(Unaudited)
	Sep. 30, 2014	Dec. 31, 2013

Total Assets	$515,261	$153,605
Total Liabilities	$253,205	$72,436
Total Stockholders’ Equity	$262,056	$81,169

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP net income (loss)	$2,645	$(1,216)	$2,781	$(22,029)

Adjustments:
Loss from discontinued operations (a)	0	1,295	0	5,261
Deal costs (b)	5,468	1,454	7,310	3,824
Non-cash income tax related to the amortization of intangibles (c)	0	466	0	2,730
Non-cash interest related to beneficial conversion feature (d)	0	0	0	11,614
Non-cash mark-to-market restricted stock expense (e)	90	0	450	0
Brand Matter purchase price adjustment (f)	0	0	550	0
Write-off of deferred financing costs and debt discount (g)	1,615	0	1,615	0
Write-off of JCP fixturing (h)	900	0	900	0
Tax effect of above items	(2,786)	0	(3,735)	0
Adjustment to taxes (i)	(5,923)	0	(5,923)	0
Total non-GAAP adjustments	(636)	3,215	1,167	23,429

Non-GAAP net income (1)	$2,009	$1,999	$3,948	$1,400

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
DILUTED EPS:	2014	2013	2014	2013

GAAP earnings (loss) per share	$0.08	$(0.05)	$0.10	$(1.43)

Adjustments:
Loss from discontinued operations (a)	-	0.05	-	0.34
Deal costs (b)	0.16	0.06	0.25	0.25
Non-cash income tax related to the amortization of intangibles (c)	-	0.02	-	0.18
Non-cash interest related to beneficial conversion feature (d)	-	-	-	0.75
Non-cash mark-to-market restricted stock expense (e)	0.00	-	0.02	-
Brand Matter purchase price adjustment (f)	-	-	0.02	-
Write-off of deferred financing costs and debt discount (g)	0.05	-	0.06	-
Write-off of JCP fixturing (h)	0.03	-	0.03	-
Tax effect of above items	(0.08)	-	(0.13)	-
Adjustment to taxes (i)	(0.18)	-	(0.20)	-
Total non-GAAP adjustments	$(0.02)	$0.13	$0.03	$1.52

Non-GAAP earnings per share (1)	$0.06	$0.08	$0.13	$0.09

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP net income (loss)	$2,645	$(1,216)	$2,781	$(22,029)

Adjustments:
Interest expense, net	3,859	1,309	6,361	14,262
Depreciation and amortization	319	171	750	394
Taxes	(7,603)	466	(7,356)	2,730
Deal costs (b)	5,468	1,454	7,310	3,824
Brand Matter purchase price adjustment (f)	0	0	550	0
Write-off of JCP fixturing (h)	900	0	900	0
Discontinued operations	0	1,295	0	5,261
Non-cash compensation	497	329	1,620	693
	3,440	5,024	10,135	27,164

Adjusted EBITDA (2)	$6,085	$3,808	$12,916	$5,135

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income / (loss) excluding discontinued operations, deal costs, non-cash interest and taxes, mark-to-market adjustments to non-cash stock-based compensation provided to consultants, Brand Matter LLC purchase price adjustment, write-off of deferred financing costs and debt discount and write-off of JCP fixturing. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(2)	Adjusted EBITDA is defined as net income / (loss), excluding interest income or expense, income taxes, depreciation and amortization, and excluding discontinued operations, deal costs, non-cash compensation, Brand Matter LLC purchase price adjustment, write-off of deferred financing costs and debt discount and write-off of JCP fixturing. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents the wind down of legacy wholesale and retail businesses.

(b)	Represents 2014 deal related costs for the AND1, Avia, Nevados and Linens 'N Things transaction and the 2013 acquisitions of Heelys, Ellen Tracy and Caribbean Joe.

(c)	Represents the non-cash deferred tax liability the Company recognizes as it amortizes certain trademarks for tax, but not book purposes.

(d)	Represents one-time non-cash interest charges related to the conversion of the Tengram convertible notes to equity.

(e)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.

(f)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(g)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.

(h)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.

(i)	Represents the adjustment of taxes to reflect an estimated normalized effective tax rate of 35% for comparability purposes in the future.

Reconciliation of Non-GAAP Adjustment to Taxes

(in thousands, except effective tax rate) **

	(Unaudited)	(Unaudited)	(Unaudited)
	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014	Full Year Mid-Point of Guidance *

GAAP pre-tax net (loss) income	$(4,870)	$(4,291)	$863

Non-GAAP adjustments:
Deal costs (a)	5,468	7,310	7,348
Non-cash mark-to-market restricted stock expense (b)	90	450	450
Brand Matter purchase price adjustment (c)	0	550	550
Write-off of deferred financing costs and debt discount (d)	1,615	1,615	1,615
Write-off of JCP fixturing (e)	900	900	900
Total non-GAAP adjustments	8,073	10,825	10,863

Non-GAAP pre-tax net income	$3,203	$6,534	$11,726

(Benefit) provision for taxes	(7,603)	(7,356)	2,797
35% tax effect of Non-GAAP adjustments above	2,785	3,735	3,748
Adjustment to taxes (f)	5,923	5,923	(2,441)
Normalized taxes	$1,105	$2,302	$4,104

Effective tax rate	35%	35%	35%

(a)	Represents deal related costs for the AND1, Avia, Nevados and Linens 'N Things transaction.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.

(c)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(d)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.

(e)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.

(f)	Represents the adjustment of taxes to reflect an estimated normalized effective tax rate of 35% for comparability purposes in the future.

*	These figures are projections and may not be representative of actual results.

**	This table illustrates the calculation of the adjustment to taxes necessary to give effect to a normalized effective tax rate of 35% that we estimate would be applied to the Company's income, absent non-recurring items.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2014
(in thousands, except earnings per share data)

	(Unaudited)
	For the year ending December 31, 2014
	High	Low

GAAP net loss	$(434)	$(2,834)

Adjustments:
Interest expense excluding write off of deferred financing costs	8,020	8,020
Depreciation and amortization	1,205	1,205
Taxes	2,797	2,797
Estimated deal costs and other (a)	7,347	7,347
Brand Matter LLC purchase price adjustment (b)	550	550
Write-off of JCP fixturing (c)	900	900
Write-off of deferred financing costs and debt discount (d)	1,615	1,615
Non-cash mark-to-market restricted stock expense (e)	450	450
Non-cash compensation (f)	1,550	1,550
	24,434	24,434

Adjusted EBITDA (1)	$24,000	$21,600

	(Unaudited)
	For the year ending December 31, 2014
	High	Low

GAAP net loss	$(434)	$(2,834)

Adjustments:
Estimated deal costs and other (a)	7,347	7,347
Brand Matter LLC purchase price adjustment (b)	550	550
Write-off of JCP fixturing (c)	900	900
Write-off of deferred financing costs and debt discount (d)	1,615	1,615
Non-cash mark-to-market restricted stock expense (e)	450	450
Tax effect of above items	(3,802)	(3,802)
Adjustment to taxes (g)	1,771	2,611
Total non-GAAP adjustments	8,831	9,671

Non-GAAP net income (2)	$8,397	$6,837

	(Unaudited)
	For the year ending December 31, 2014
DILUTED EPS:	High	Low

GAAP loss per share	$(0.01)	$(0.09)

Adjustments:
Estimated deal costs and other (a)	$0.23	$0.23
Brand Matter LLC purchase price adjustment (b)	$0.02	$0.02
Write-off of JCP fixturing (c)	$0.03	$0.03
Write-off of deferred financing costs and debt discount (d)	$0.05	$0.05
Non-cash mark-to-market restricted stock expense (e)	$0.01	$0.01
Tax effect of above items	$(0.12)	$(0.12)
Adjustment to taxes (g)	$0.05	$0.08
Total non-GAAP adjustments	$0.27	$0.30

Non-GAAP earnings per share (2)	$0.26	$0.21

(1)	Adjusted EBITDA is defined as net loss, excluding interest income or expense, income taxes, depreciation and amortization, and excluding deal costs, non-cash compensation, Brand Matter LLC purchase price adjustment, write-off of deferred financing costs and debt discount and write-off of JCP fixturing. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding deal costs, non-cash interest and taxes, write-off of JCP fixturing , write-off of deferred financing costs and debt discount, mark-to-market adjustments to non-cash stock-based compensation provided to consultants, Brand Matter LLC purchase price adjustment and a normalization of income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting that are not representative of the Company's day-to-day licensing business.

(b)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(c)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.

(d)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.

(e)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.

(f)	Excludes future mark-to-market restricted stock expense adjustments and performance based awards.

(g)	Represents the adjustment of taxes to reflect an estimated normalized effective tax rate of 35% for comparability purposes in the future.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2015
(in thousands, except earnings per share data)

	(Unaudited)
	For the year ending December 31, 2015
	High	Low

GAAP net income	$15,472	$14,172

Adjustments:
Interest expense	12,507	12,507
Depreciation and amortization	1,440	1,440
Taxes	8,331	7,631
Non-cash compensation (a)	2,250	2,250
	24,528	23,828

Adjusted EBITDA (1)	$40,000	$38,000

	(Unaudited)
	For the year ending December 31, 2015
DILUTED EPS:	High	Low

GAAP earnings per share	$0.38	$0.35

Adjustments:
None

Non-GAAP earnings per share	$0.38	$0.35

(1)	Adjusted EBITDA is defined as net loss, excluding interest income or expense, income taxes, depreciation and amortization, and excluding non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Excludes future mark-to-market restricted stock expense adjustments and performance based awards.